Exhibit 99.1

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned, to the best of their knowledge, hereby certify that the report of Main Street Banks, Inc., filed on form 10-Q for the period ended June 30, 2002: (1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial condition and results of operations of the Main Street Banks, Inc.

Date: August 13, 2002	By:	/s/ Edward C. Milligan
Edward C. Milligan, President and
Chief Executive Officer

Date: August 13, 2002	By:	/s/ Robert D. McDermott
Robert D. McDermott, Chief Financial Officer